EXHIBIT 10.2

FORM OF VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of [●], 2025, is by and among Goldeneye 1995 LLC, a Nevada limited liability company (“Buyer”), Know Labs Inc., a Nevada corporation (the “Company”), and the undersigned stockholder of the Company (each, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the Company and Buyer are entering into a Securities Purchase Agreement following the execution of this Agreement or contemporaneously herewith (as it may be amended from time to time, the “Purchase Agreement”), which provides for, among other things, the sale of the Company’s voting common stock, par value $0.001 per share (the “Common Stock”) to Buyer, upon the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner of, has the right to dispose of, and has the right to vote the number of shares of (i) Common Stock, (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) options to purchase shares of Common Stock (the “Options”) and/or (iv) restricted stock units (the “RSUs”) set forth opposite such Stockholder’s name on Schedule A hereto (together with any shares of Common Stock, Preferred Stock, Options or RSUs subsequently acquired, the “Subject Shares”);

WHEREAS, receiving the Company Stockholder Approval is a condition to the consummation of the transactions contemplated by the Purchase Agreement; and

WHEREAS, as an inducement to and condition of the Company’s and Buyer’s willingness to enter into the Purchase Agreement, each Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

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ARTICLE 1

VOTING AGREEMENT

Section 1.01 Voting Agreement. At every annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, each Stockholder hereby irrevocably and unconditionally agrees to, in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote or consent thereon, during the term of this Agreement: (i) appear at each such meeting or otherwise cause all of such Stockholder’s Subject Shares to be counted as present thereat for purposes of determining a quorum; and (ii) be present (in person or by proxy) and vote (or cause to be voted), all of such Stockholder’s Subject Shares (A) in favor of (1) the issuance of the Common Shares to Buyer, and the change of control of the Company resulting therefrom, (2) an amendment to the Company Charter to (x) increase the number of authorizes shares of Common Stock, (y) effect a Reverse Split, if necessary and (z) make such other changes as mutually agreeable to Buyer and the Company, (3) elect the directors of the Company as contemplated by the Purchase Agreement, (4) increase the number of authorized Common Stock available under the 2021 Company Equity Plan and (5) any action reasonably requested by Buyer or the Company in furtherance of the foregoing, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if there is not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) against any proposal, action or contract that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of such Stockholder contained in this Agreement or the Company contained in the Purchase Agreement or that would reasonably be expected to result in any condition set forth in the Purchase Agreement not being satisfied or not being fulfilled prior to the End Date; (C) against any proposal, action or contract that would impede, interfere with, delay or postpone the transactions contemplated by the Purchase Agreement or this Agreement; (D) against any proposal, action or contract that would change the present capitalization of the Company in a manner not permitted by the Purchase Agreement; and (E) against any Acquisition Proposal. Prior to the valid termination pursuant to Section 5.02 hereof, any attempt by a Stockholder to vote (or otherwise to utilize the voting power of its Subject Shares in contravention of this Section 1.01 shall be null and void ab initio.

Section 1.02 Irrevocable Proxy.

(a) Each Stockholder hereby (A) irrevocably grants to, and appoints, the Company and any person designated in writing by the Company, and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote all of the Subject Shares or grant a consent or approval in respect of the Subject Shares, in accordance with the terms of Section 1.01 hereof, solely with respect to matters set forth in Section 1.01(A) – (E) hereof, and (B) revokes any and all proxies heretofore given in respect of the Subject Shares. For the avoidance of doubt, nothing herein shall restrict a Stockholder from voting or granting consents or approvals in respect of the Subject Shares for any matters other than those set forth in Sections 1.01(A) – (E) hereof.

(b) The attorneys-in-fact and proxies named above are hereby authorized and empowered by each Stockholder at any time after the date hereof and prior to the termination of this Agreement to act as Stockholder’s attorney-in-fact and proxy to vote the Subject Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Subject Shares (including the power to execute and deliver written consents), solely with respect to matters set forth in Sections 1.01(A) – (E) hereof at every Company Stockholder Meeting and in every written consent in lieu of such a meeting in accordance with the terms of Section 1.01 hereof.

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(c) Each Stockholder hereby represents to Buyer that any proxies heretofore given in respect of the Subject Shares are not irrevocable and that any such proxies are hereby revoked, and Stockholder agrees to promptly notify the Company of such revocation. Stockholder hereby affirms that the irrevocable proxy granted herein is given in connection with the execution of the Purchase Agreement and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy granted herein is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. If for any reason the proxy granted herein is not irrevocable, Stockholder agrees to vote the Subject Shares in accordance with Section 1.01 hereof, solely with respect to matters set forth in Section 1.01(A) – (E) hereof.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder, severally and not jointly and only with respect to itself, represents and warrants to the Company as of the date hereof that:

Section 2.01 Organization; Authorization; Binding Agreement. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the consummation by such Stockholder of the transactions contemplated hereby are within such Stockholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of such Stockholder. If such Stockholder is a trust, such Stockholder has been duly formed or established under the laws of its jurisdiction of formation or establishment, as applicable, and the consummation by such Stockholder of the transactions contemplated hereby are within such Stockholder’s trust powers and have been duly authorized by all necessary trust actions on the part of such Stockholder. Such Stockholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly authorized (if such Stockholder is an entity), executed and delivered by such Stockholder and, assuming the due execution and delivery by Buyer, this Agreement constitutes a legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions. If such Stockholder is an individual, such Stockholder had the legal capacity to enter into this Agreement. If such Stockholder is married and such Stockholder’s Subject Shares constitute community property under applicable Law, this Agreement has been duly executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement on behalf of the applicable Stockholder.

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Section 2.02 Non-Contravention. The execution, delivery and performance by such Stockholder of this Agreement do not, (i) if such Stockholder is an entity, contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation, bylaws (or the comparable organizational documents), trust agreement or operating agreement of such Stockholder, (ii) contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) require any payment or notice to, or consent or other action by any Person under, constitute a breach or default or an event that, with or without notice or lapse of time or both, would constitute a violation or breach of, or give rise to any right of termination, modification, suspension, cancellation, acceleration or other change of any right or obligation of such Stockholder under, or to a loss of any benefit to which such Stockholder is entitled under, any provision of any material contract binding on such Stockholder or any contract or Permit affecting, or relating in any way to, the assets or business of such Stockholder or (iv) result in the creation or imposition of any Lien on any Subject Shares, with only such exceptions, in the case of each of clauses (ii) and (iii), for such matters as have not and would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair or otherwise adversely impact in any material respect such Stockholder’s ability to perform its obligations hereunder. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

Section 2.03 Ownership of Subject Shares.

(a) Except for Subject Shares permitted to be Transferred (as defined below) after the date hereof in accordance with Section 4.01: (i) each Stockholder is the sole record and Beneficial Owner of such Stockholder’s Subject Shares and has good, valid and marketable title to such Subject Shares, free and clear of any Liens, options, rights, understandings or arrangements or any other encumbrances, limitations or restrictions whatsoever (including any restriction on the right to vote or dispose of such Subject Shares), except (x) as set forth herein, (y) pursuant to any applicable restrictions on transfer under the 1933 Act or applicable state securities laws or (z) as may be reflected in the Company Charter, as amended or amended and restated; (ii) each Stockholder has, and will have at all times during the term of this Agreement the sole right to vote and direct the vote of, and to dispose of and direct the disposition of, such Stockholder’s Subject Shares (other than if such Stockholder is permitted to Transfer the Subject Shares in accordance with Section 4.01), and there are no contracts of any kind, contingent or otherwise, obligating such Stockholder to Transfer (as defined below), or cause to be Transferred, any of the Subject Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Stockholder’s Subject Shares; and (iii) except for this Agreement, none of such Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney.

(b) Except for any Subject Shares acquired after the date hereof, the Subject Shares listed on Schedule A are the only shares of Common Stock Beneficially Owned or owned of record by such Stockholder and the Stockholder’s Affiliates.

(c) For purposes of this Agreement, the term “Beneficial Owner” shall be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the SEC under the 1934 Act; provided that, without limiting the generality of the foregoing, for purposes of determining Beneficial Ownership, a Person shall not be deemed to be the Beneficial Owner of any shares of Company Common Stock which such Person has the right to acquire pursuant to any contract or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise, or upon the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing, unless and until such Person has actually acquired such shares of Company Common Stock upon such exercise, satisfaction, occurrence or combination thereof. The terms “Beneficial Ownership,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings. For purposes of this Agreement, the term “Affiliate” (i) when used with respect to a Person that is an entity (other than a trust), shall have the meaning set forth in the Purchase Agreement, (ii) when used with respect to a Person that is a natural person, shall include such Person’s (A) family members, (B) a trust, the beneficiaries of which include the Stockholder or their family members and (C) any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person or members of such Person’s family members [and (iii) when used with respect to a Person that is a trust, shall include such Person’s (A) grantor, (B) trustee, (C) beneficiaries and (D) any family members of the grantor, if the grantor is a natural person].

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Section 2.04 Reliance. Each Stockholder acknowledges that such Stockholder is a sophisticated investor with respect to the Subject Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transactions contemplated by this Agreement and the Purchase Agreement and has, independently and without reliance upon the Company or any other Person, and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Stockholder acknowledges that neither the Company nor any Affiliate of the Company, and neither Buyer nor any Affiliate of Buyer, has made or is making any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and the Purchase Agreement (or any other agreement entered into in connection therewith). Each Stockholder acknowledges that it has had the opportunity to seek independent legal advice from legal counsel of such Stockholder’s own choosing prior to executing this Agreement. Each Stockholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement and upon the representations, warranties, covenants and other agreements of such Stockholder contained in this Agreement.

Section 2.05 Absence of Litigation. There is no Legal Proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting (i) such Stockholder or any of its properties or assets (including such Stockholder’s Subject Shares) or (ii) any of its controlled Affiliates or any of their respective properties or assets, in each case before (or, in the case of threatened Legal Proceedings, that would be before) or by any Governmental Authority that would reasonably be expected to prevent or delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact such Stockholder’s ability to perform its obligations hereunder or on a timely basis; provided that such Stockholder makes no representations or warranties regarding any Legal Proceeding involving the Company or its Subsidiaries or relating to the Purchase Agreement.

Section 2.06 Other Agreements. Except for this Agreement, each Stockholder has not granted any proxies or powers of attorney, or any other authorization or consent with respect to any of the Subject Shares in connection with the matters set forth in Section 1.01 or Section 1.02.

Section 2.07 Brokers. There is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from the Company or any of its Subsidiaries in respect of this Agreement or the Purchase Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder or any of its Affiliates (other than the Company or any of its Subsidiaries).

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to each Stockholder that:

Section 3.01 Organization; Authorization; Binding Agreement. Buyer has full power and authority to execute and deliver this Agreement, to perform Buyer’s obligations hereunder and to consummate the transactions contemplated hereby. Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, except as would not reasonably be expected to have a material adverse effect on Buyer’s ability to perform its obligations under this Agreement and the consummation by Buyer of the transactions contemplated hereby is within its corporate or organizational powers and has been duly authorized by all necessary corporate or organizational actions on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and, assuming this Agreement constitutes a valid and binding obligation of each Stockholder and the Company, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms(except insofar as such enforceability may be limited by the Enforceability Exceptions).

Section 3.02 Non-Contravention. The execution, delivery and performance by Buyer of this Agreement does not (i) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or the comparable organizational documents) of Buyer, (ii) contravene, conflict with or result in a violation or breach of any provision of any applicable Law or (iii) require any payment or notice to, or consent or other action by any Person under, constitute a breach or default or an event that, with or without notice or lapse of time or both, would constitute a violation or breach of, or give rise to any right of termination, modification, suspension, cancellation, acceleration or other change of any right or obligation of Buyer under, or to a loss of any benefit to which Buyer is entitled under, any provision of any material contract binding on Buyer or any contract or Permit affecting, or relating in any way to, the assets or business of Buyer, with only such exceptions, in the case of each of clauses (ii) and (iii), as would not reasonably be expected to have a material adverse effect on Buyer’s ability to perform its obligations under this Agreement.

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ARTICLE 4

ADDITIONAL COVENANTS OF STOCKHOLDERS

Each Stockholder hereby covenants and agrees that:

Section 4.01 No Transfer; No Inconsistent Arrangements. Except pursuant to the express terms of this Agreement, each Stockholder shall not, without the prior written consent of Buyer, directly or indirectly, (i) grant any rights of first offer or refusal or enter into any voting trust with respect to any of such Stockholder’s Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift, and whether by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise, and including pursuant to a derivative transaction or through the Transfer by any other Person of any equity interests in any direct or indirect holding company holding Subject Shares or through the issuance and redemption by any such holding company of its securities (except, however, to a Permitted Transferee of a Stockholder who contemporaneously agrees in writing, in a joinder to this Agreement reasonably acceptable to Buyer, to be bound by this Agreement to the same extent as such transferring Stockholder) or consent to any of the foregoing (each of the actions described in clauses (i) and (ii), a “Transfer” (which defined term includes derivations of such defined term)), or cause to be Transferred, any of such Stockholder’s Subject Shares, (iii) otherwise permit any Liens to be created on any of such Stockholder’s Subject Shares, (iv) enter into any contract with respect to the direct or indirect Transfer of any of such Stockholder’s Subject Shares or (v) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Shares or grant any proxy or power of attorney, or any other authorization or consent, with respect thereto that, in the case of any of the activities in this clause (v) is inconsistent with this Agreement. Each Stockholder hereby agrees that this Agreement and the obligations hereunder shall attach to such Stockholder’s Subject Shares and shall be binding upon any Person to which legal or Beneficial Ownership shall pass, whether by operation of law or otherwise, including its successors or permitted assigns, and if any involuntary Transfer of any of such Stockholder’s Subject Shares shall occur (including a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Stockholder’s Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement as such Stockholder for all purposes hereunder. Each Stockholder hereby agrees not to request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Subject Shares and each Stockholder authorizes the Company to impose stop orders to prevent the Transfer of any of such Stockholder’s Subject Shares in violation of this Agreement. Notwithstanding the foregoing, if the Company’s annual meeting or any special meeting of the Stockholders occurs prior to the Effective Time, nothing herein will prohibit such Stockholder from providing a customary proxy in favor of the Company or its officers, in connection with such annual meeting or special meeting or voting its Subject Shares at such annual or special meeting, in each case, only to the extent relating to matters that are not addressed in Article 1. For purposes of this Agreement: (x) “Permitted Transferee” means, with respect to any Stockholder, (i) if such Stockholder is a natural person, any person by will or the laws of intestacy, (ii) if such Stockholder is a natural person, a family member of such a Stockholder, (iii) any trust, the beneficiaries of which only include such Stockholder and his or her family members, (iv) an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto and (v) if such Stockholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement; and (y) a “family member” of any natural person means (i) such individual’s spouse (former or current), (ii) such individual’s parents and grandparents (in each case, natural or adoptive, of the whole or half-blood), (iii) such individual’s children and grandchildren (in each case, natural or adoptive, of the whole or half-blood), (iv) such individual’s sons-in-law and daughters-in-law (in each case, former or current), (v) any other ascendants and descendants (natural or adoptive, of the whole or half-blood) of such individual’s parents or of the parents of such individual’s spouse (former or current) and (vi) any lineal descendants (natural or adoptive, of the whole or half-blood) of such individual’s spouse.

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Section 4.02 Proceedings. Each Stockholder hereby agrees not to commence or participate in any Legal Proceeding or claim, whether derivative or otherwise, against Buyer, the Company or any of their respective Affiliates, or their respective boards of directors or members thereof or officers (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the Board of Directors in connection with approving or recommending to the stockholders the Purchase Agreement or the transactions contemplated thereby, and each Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action making any such claim.

Section 4.03 Documentation and Information. Except as required by applicable Law (in which case, other than the filing of any required amendments to the Stockholder’s Schedule 13G or Schedule 13D, each Stockholder, solely in its capacity as a stockholder of the Company, will provide the Company and Buyer with advance notice of such public announcement), each Stockholder, solely in its capacity as a stockholder of the Company, shall not make any public announcement regarding this Agreement, the Purchase Agreement or the transactions contemplated hereby and thereby without the prior written consent of the Company and Buyer. Each Stockholder consents to and authorizes the publication and disclosure by Buyer and the Company of such Stockholder’s identity and holding of the Stockholder’s Subject Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information regarding such Stockholder, in each case, that the Company reasonably determines is required to be disclosed by applicable Law in the Proxy Statement and any other schedules and documents filed with the SEC, or any other disclosure document in connection with the transactions contemplated by the Purchase Agreement, and the inclusion of any such information in any press release. Each Stockholder agrees to promptly notify Buyer and the Company of any required corrections with respect to any information supplied by or on behalf of such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

Section 4.04 Adjustments. In the event of any stock split, stock dividend or distribution, reorganization, recapitalization, readjustment, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting any Subject Shares, then the terms of this Agreement shall apply to the Common Stock received in respect of such Subject Shares by such Stockholder immediately following the effectiveness of the events described in this Section 4.04, as though they were Subject Shares hereunder.

Section 4.05 Non-Solicitation. Subject to Section 5.03, Stockholder agrees that, until the termination of this Agreement pursuant to, and in accordance with Section 5.02, Stockholder shall not, and shall not authorize or knowingly permit any of its Representatives to, in each case directly or indirectly, (i) take any action that, if taken by the Company or any director or officer of the Company, would constitute a breach of the provisions of Section 5.2 of the Purchase Agreement or (ii) make any public disclosure or public communication regarding the transactions contemplated by the Purchase Agreement, any Acquisition Proposal or any inquiry or proposal related to an Acquisition Proposal (except, in the case of this clause (ii), (A) with Buyer’s prior approval, or (B) as required by applicable Law); provided, that the foregoing restrictions set forth in clauses (i) and (ii) above shall not prohibit such Stockholder from responding to an inquiry or proposal solely to (x) notify the applicable Person of the existence of the provisions of this Section 4.05 and (y) refer the applicable Person to the Company with respect to such inquiry or proposal.

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ARTICLE 5

MISCELLANEOUS

Section 5.01 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:

Know Labs Inc.

619 Western Ave, Suite 610

Seattle, Washington 98104

Telephone: (206) 903-1351

Attention: Ronald P. Erickson, Chief Executive Officer

E-mail: Ron@knowlabs.com

With a copy (for informational purposes only) to:

Sichenzia Ross Ference Carmel

1185 Avenue of the Americas, 31st Floor

New York, NY, 10036

Telephone: (212) 930-9700

Attention: Gregory Sichenzia; Darrin Ocasio

Email: gsichenzia@srfc.law; dmocasio@srfc.law

If to a Buyer:

Goldeneye 1995 LLC

[__]

[__]

Phone: [__]

Attention: Greg Kidd

Email: [__]

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With a copy (for informational purposes only) to:

Lowenstein Sandler LLP

1251 6th Ave 17th Floor

New York, New York 10020

Telephone: 212.204.8697

Attention: Daniel Forman; Annie Nazarian Davydov

Email: dforman@lowenstein.com; anazarian@lowenstein.com

if to a Stockholder, as set forth on the signature page hereof,

Section 5.02 Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (i) the Closing and (ii) the valid termination of the Purchase Agreement pursuant to Article 9 thereof. Upon valid termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement. Notwithstanding the foregoing, (a) the provisions of Section 4.02 shall survive any termination of this Agreement upon the occurrence of the Closing, (b) the provisions of this Article 5 shall survive any termination of this Agreement and (c) no termination of this Agreement shall relieve any party from liability for any breach of this Agreement prior to termination hereof or such party’s fraud.

Section 5.03 No Agreement as Director or Officer. Notwithstanding any provision in this Agreement to the contrary, (i) nothing in this Agreement shall limit or restrict a Stockholder, or any officer, director or other Representative of such Stockholder, in his or her capacity as a director or officer of the Company from acting in such capacity or voting in such capacity in such person’s sole discretion on any matter and (ii) the taking of any action (or any failures to act) by any Stockholder or any officer, director or other Representative of such Stockholder in his or her capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement. The terms and conditions of this Agreement shall apply to each Stockholder solely in such Stockholder’s capacity as a stockholder of the Company.

Section 5.04 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer or any other Person any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. Each Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. All rights and all ownership and economic benefits of and relating to a Stockholder’s Subject Shares shall remain vested in and belong to such Stockholder and its applicable controlled Affiliates, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Buyer any power, sole or shared, to direct or control the voting or disposition of any of such Stockholder’s Subject Shares or in the exercise of such Stockholder’s rights as a stockholder of the Company. Nothing in this Agreement shall be interpreted (i) as creating or forming a “group” with any other Person, including Buyer or any other Stockholder, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of Applicable Law or (ii) as causing any other Person, including Buyer or any other Stockholder, to be an affiliated stockholder or to have voting power, “control” or “beneficial ownership” over any Stockholder’s Subject Shares.

Section 5.05 Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments as Buyer may reasonably request and use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under Applicable Law to consummate and make effective the actions contemplated by this Agreement.

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Section 5.06 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and will be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein will have the meaning as defined in this Agreement. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “or” will not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement will mean the degree to which a subject or other thing extends, and such word or phrase will not simply mean “if.” References to any statute, law or other applicable Law will be deemed to refer to such statute, law or other applicable Law as amended from time to time and, if applicable, to any rules, regulations or interpretations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof unless expressly stated otherwise. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” mean a party or the parties to this Agreement unless the context otherwise requires. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. References to “law,” “laws” or to a particular statute or law will be deemed to also include any applicable Law.

Section 5.07 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

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Section 5.08 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.09 Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto. Any purported assignment, delegation or other transfer without such consent or otherwise inconsistent with the foregoing sentence shall be void.

Section 5.10 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the Laws of any jurisdictions other than the State of New York.

Section 5.11 Jurisdiction. The parties hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Legal Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Legal Proceeding is brought in an inconvenient forum or that the venue of such Legal Proceeding is improper. The parties hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 5.12 WAIVER OF JURY TRIAL EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 5.13 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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Section 5.14 Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 5.15 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.16 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 5.11, in addition to any other remedy to which they are entitled at law or in equity, and no bond shall be required to be posted in connection therewith.

Section 5.17 No Partnership. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BUYER: GOLDENEYE 1995 LLC
By:	/s/ Robert Gregory Kidd
Name: Robert Gregory Kidd
Title: Manager

KNOW LABS INC.
By:	/s/ Ronald P. Erickson
Name: Ron Erickson
Title: Chief Executive Officer

[Signature Page to Voting Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[STOCKHOLDER]
By:
Name:
Title:

Spouse:

Name:

For Notices:

[●]	[●]

[Signature Page to Voting Agreement]

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 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[STOCKHOLDER]
By:
Name:
Title:

Spouse:

Name:

For Notices:

[●]	[●]

[Signature Page to Voting Agreement]

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Schedule A

Name of Stockholder	Subject Shares	Number of Subject Shares

A-1